EX 99.16

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as trustees or officers of JNL SERIES TRUST, a Massachusetts business trust, which has filed or will file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and Investment Company Act of 1940, as amended, various Registration Statements on Form N-14 and amendments thereto for the registration under said Acts of the sale of shares of beneficial interest of JNL Series Trust, hereby constitute and appoint Susan S. Rhee and Emily J. Bennett, his/her attorney, with full power of substitution and re-substitution, for and in his name, place and stead, in any and all capacities to approve and sign such Registration Statements on Form N-14 and any and all amendments thereto and to file the same, with all exhibits thereto and other documents, granting unto said attorneys, acting alone, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of the dates set forth below.

/s/ Michael J. Bouchard	July 13, 2017
Michael J. Bouchard	Date

/s/ Ellen Carnahan	July 13, 2017
Ellen Carnahan	Date

/s/ William J. Crowley, Jr.	July 13, 2017
William J. Crowley, Jr.	Date

/s/ Michelle Engler	July 13, 2017
Michelle Engler	Date

/s/ John W. Gillespie	July 13, 2017
John W. Gillespie	Date

/s/ Richard D. McLellan	July 13, 2017
Richard D. McLellan	Date

/s/ Mark D. Nerud	July 13, 2017
Mark D. Nerud	Date

/s/ William R. Rybak	July 13, 2017
William R. Rybak	Date

/s/ Edward C. Wood	July 13, 2017
Edward C. Wood	Date

/s/ Patricia A. Woodworth	July 13, 2017
Patricia A. Woodworth	Date

/s/ Daniel W. Koors	July 13, 2017
Daniel W. Koors	Date